Auriga Laboratories Enters Into Co-Marketing Agreement With Pharmelle LLC For Sale of Company’s Aquoral Product

Rapidly Growing Pharmaceutical Company’s 35-Person Sales Force To Target Sale of Product To Urologists

NORCROSS, Ga. — Auriga Laboratories, Inc. (OTCBB: ARGA), a specialty pharmaceutical company with products for the treatment of acute respiratory diseases and Xerostomia, announced today that it has entered into a co-marketing agreement, under which Pharmelle LLC, a rapidly growing privately-held pharmaceutical company, will sell Aquoral™, the Company’s prescription-only product designed to treat the widespread condition Xerostomia, to urologists using its 35-person sales force. Under the two-year agreement, Auriga Laboratories will receive the proceeds from the sales, after payment of a commission to Pharmelle.

Aquoral™ is an FDA-cleared, patent pending prescription mouth spray device that treats Xerostomia (dry mouth), which affects approximately 30 percent of people over 65, and 25 million people in the United States alone. Xerostomia is associated with difficulties in chewing, swallowing, tasting or speaking and can be caused by certain autoimmune diseases like Sjogren’s Syndrome and Rheumatoid Arthritis. The current size of the prescription marketplace for xerostomia medications is estimated to be approximately $54 million, but the wider potential market Aquoral™ can target is estimated at more than 300 million prescriptions, or more than $1 billion.

“The co-promotion agreement with Pharmelle represents an ideal distribution strategy for Aquoral,” said Philip S. Pesin, Chief Executive Officer of Auriga. “Pharmelle’s experienced sales force has excellent relationships with urologists, and the opportunity to efficiently penetrate this market is significant. Within the past month, we have secured significant distribution agreements with leading pharmaceutical companies.”

Recently, Auriga Laboratories entered into an agreement under which River’s Edge Pharmaceuticals, LLC was appointed the exclusive generic drug distributor of the Company’s Extendryl® and Levall® prescription product lines.

“We believe that Aquoral™ represents the ideal product for our portfolio,” said John Gauthier, Chairman and Chief Executive Officer of Pharmelle. “With a highly defined marketplace and a significant unmet medical need, we feel that our sales force will be highly effective in penetrating the urological market.”

About Pharmelle, LLC.

Pharmelle is a rapidly growing privately held pharmaceutical company, aspiring to be a leader in specialty pharmaceutical markets. Pharmelle currently markets and sells brand name prescription products with a focus on obstetrical, gynecological, and urological conditions. Pharmelle’s initial success is a result of skillful development and market penetration of founding products. Its nationwide sales force consists of highly motivated individuals whose entrepreneurial spirit coupled with the Pharmelle product portfolio creates an innovative approach to promoting prescription ethical pharmaceuticals. Pharmelle currently promotes twelve prescription and two over-the-counter products to providers across the United States.

About Auriga Laboratories(TM)

Auriga Laboratories(TM) is a specialty pharmaceutical company capitalizing on high-revenue markets and opportunities in the pharmaceutical industry through proactive sales, integrated marketing and advanced in-house drug development capabilities. The Company’s high-growth business model combines acquisition of proven brand names, powerful product development strategies and rapidly-growing national sales teams and marketing operations. Auriga acquires valuable brand portfolios that are no longer a strategic focus for large pharmaceutical companies, then capitalizes on untapped marketplace opportunities through brand extension and directed sales/marketing programs. The Company’s drug-development pipeline leverages novel material science and advanced drug delivery technologies to produce improved formulations of successful brands to further expand markets, sales and clinical indications for proven, successful products. Auriga’s exclusive product portfolio currently includes the Extendryl® and Levall® families of prescription products, indicated for relief of symptoms associated with a range of acute respiratory diseases. Auriga’s product portfolio also consists of Aquoral(TM) for the treatment of Xerostomia. Auriga plans to become a fully integrated pharmaceutical company by acquiring its own manufacturing and development capabilities. Moving forward, the Company will seek to acquire and/or in-license additional products and technologies to further grow revenues. For more information, please visit: www.aurigalabs.com.

Forward-Looking Statements

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, those factors that are disclosed under the heading “Risk Factors” and elsewhere in our documents filed from time to time with the United States Securities and Exchange Commission and other regulatory authorities. Statements regarding the Company’s ability to increase its sales force and the success of such sales force in selling our products in light of competitive and other factors, the regulatory status and/or regulatory compliance of our products, our ability to secure additional financing, our ability to sustain market acceptance for our products, our dependence on collaborators, our ability to find and execute strategic transactions, our potential exposure to litigation, our exposure to product liability claims, and our prices, future revenues and income and cash flows and other statements that are not historical facts contain predictions, estimates and other forward-looking statements. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved and these statements will prove to be accurate. Important factors could cause actual results to differ materially from those included in the forward-looking statements.

Contact:
Auriga Laboratories, Inc.
Philip Pesin, 877-287-4428
investors@aurigalabs.com

Josh Reynolds
CEOcast, Inc. for Auriga Laboratories, 212-732-4300
jreynolds@ceocast.com

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